UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street

Smithfield, Virginia 23430

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

Smithfield Foods, Inc. (the “Registrant”) hereby makes the following “Other Events” disclosure:

On July 28, 2004, the Registrant issued a press release announcing plans for an offering of Senior Notes. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

On July 28, 2004, the Registrant entered into a purchase agreement with certain initial purchasers with respect to the sale of $400 million of its 7% Senior Notes due 2011, which have substantially similar covenants and terms as the Registrant’s 7¾% Senior Notes due 2013. The issuance of long term debt contemplated by the purchase agreement is expected to occur on or about August 4, 2004.

The Registrant intends to offer the notes in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering. The offering and sale of the notes have not been registered under the Securities Act of 1933, as amended, and the notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements. The information in this Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

ITEM	7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description
99.1	Press release, dated as of July 28, 2004, announcing an offering of Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.
(Registrant)

By:	/s/ DANIEL G. STEVENS
(Signature)

Daniel G. Stevens
Vice President and Chief Financial Officer

Dated: July 29, 2004